Exhibit 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT made as of this 31st day of October, 2018, by and between RIVER FINANCIAL CORPORATION, an Alabama corporation, having its principal place of business in 2611 Legends Dr., Prattville, AL 36066 (hereinafter referred to as the “Borrower”), and CENTERSTATE BANK, N.A., a national banking association, having its principal place of business in 1101 1st Street South, Winter Haven, Florida 33880 (hereinafter referred to as the “Lender”).

The parties, in consideration of the making of the loans hereinafter specified and of the promises and undertakings to be set forth, do hereby agree, it being expressly understood that all covenants and undertakings herein will survive and remain in full force and effect, so far as material or appropriate, until such time as all indebtedness (principal and all accrued interest) direct or indirect, of the Borrower to the Lender shall have been paid in full as follows:

I.Representations and Warranties. The Borrower hereby represents and warrants that:

A.

Financial Statements. The audited consolidated financial statements of the Borrower as of and for the fiscal year ended December 31, 2017, and the unaudited consolidated financial statements of the Borrower as of and for the six months ending June 30, 2018 which it has submitted to the Lender, are complete and correct, and fairly present the financial condition of Borrower as of the respective dates stated herein.

B.

Changes in Financial Condition. There have been no substantial changes in its financial condition or in that of any of its consolidated subsidiaries since that reflected in the most recent balance sheet submitted to the Lender nor are, to the knowledge of the Borrower, any such changes threatened.

C.

Liens or Encumbrances. The Borrower and its consolidated subsidiaries have good marketable title to, or valid leasehold interest in, all of their respective properties and assets subject to no liens or encumbrances, including but not limited to the mortgaging of real or personal properties, assignment of accounts receivable, pledging of personal properties, etc., except as provided herein or except as otherwise disclosed by the financial statements submitted to the Lender and by the information submitted to the Lender in the form of Exhibit “A” attached hereto.

D.

Guaranty Agreements. Neither the Borrower nor any of its consolidated subsidiaries is a party to any suretyship, guaranty, or other similar type agreement nor have any of them offered its endorsement to any individual or concern which would in any way create a contingent liability that does not appear in the financial statements referred to in Paragraph A above or in the information submitted to the Lender in the form of Exhibit “A” attached hereto.

E.

Organization. The Borrower and each of its consolidated subsidiaries is a duly organized corporation and the execution and delivery of this Agreement is for a valid corporate purpose and will not violate any laws, Borrower’s charter, bylaws, or any other agreement to which it or any of its consolidated subsidiaries is a party.

F.

Litigation.   There is no litigation or proceeding pending against the Borrower or any of its consolidated subsidiaries nor, to the knowledge of the Borrower, are any threatened, financial or otherwise, which might have a material adverse effect on the Borrower’s or any of its consolidated subsidiaries’ financial condition or business affairs except as shown on Exhibit “A” attached hereto.

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G.

Taxes. The Borrower and each of its consolidated subsidiaries has filed all required (federal, state and local) tax returns and has paid all taxes as shown on such returns as they have become due.  No claims have been assessed and remain unpaid with respect to such taxes except as disclosed by the financial statements submitted to the Lender or by Exhibit “A” attached hereto.

H.

Corporate Action. The Borrower has full power, authority and legal right to execute, deliver, and perform this Agreement, the promissory note and all other Loan Documents (this Agreement, the Note and any and all other documents executed in connection with this loan accommodation shall hereinafter be referred to as, the “Loan Documents”) and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings hereunder on the terms and conditions of the Agreement and to authorize the execution, delivery and performance of this Agreement and the Note. This Agreement and the Note have been duly authorized, executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

I.	Subsidiaries. The subsidiaries of the Borrower and the Borrower’s percentage of ownership thereof are as listed in Exhibit “B” attached hereto.

J.	Governmental Laws. The Borrower and its consolidated subsidiaries are in compliance in all material respects with all applicable governmental laws and regulations.

K.	Stock of River Bank and Trust (hereinafter referred to as "RB&T").

1.

The common stock of RB&T pledged to Lender (herein "Collateral") represents 100% of the outstanding common stock of RB&T, represented by Share Certificate No. 885.  RB&T has no other capital stock or securities issued or outstanding.

2.	The Collateral has been duly authorized and validly issued and is fully paid and non-assessable.

3.	Other than those imposed by the Change in Bank Control Act of 1978, as amended, there are no restrictions upon the transfer of the Collateral.

L.	The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral.

II.	The Loan. Subject to the terms and conditions of the Agreement, the Lender agrees to make a term loan to the Borrower as of the date hereof in the principal amount of $27,000,000.00 (the "Loan").

A.

The Note. The Loan shall be evidenced by that certain promissory note substantially in the form attached hereto as Exhibit “C” (hereinafter called the "Note"). The Note shall (a) be dated as of the date hereof; (b) be stated to be due on October 30, 2025 (the “Maturity Date”); and (c) bear interest (at the applicable interest rate provided herein below) from the date hereof on the unpaid principal amount thereof, with quarterly payments of principal and interest, due and payable beginning on January 30, 2019 and on the thirtieth (30th) day of each of January, April, July and October during the term hereof.  All unpaid principal and interest shall be due and must be paid in full upon the Maturity Date.

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Late Charges.  If the Lender has not received a payment due under the Note before the 10th calendar day after it is due, the Lender shall impose a late fee equal to five percent (5%) of the total delinquent amount owed by the Borrower.  Any such amounts paid by Borrower after the due date shall be applied first to any late charges and to any interest that have accrued.  Upon default, including failure to pay in full upon the Maturity Date, Lender in its sole discretion may increase the Interest Rate up to the lesser of 18% per annum and the maximum rate permitted by applicable law.

Interest Rate; Amortization.  Interest shall accrue on the unpaid principal balance of the Note at a fixed rate per annum rate equal to six percent (6.0%) (the “Interest Rate”).  All interest accruing under the Note shall be computed under the simple interest, 360 day method (i.e., interest for each day during which the Amount of Note is outstanding shall be computed at the Interest Rate divided by 360, for the actual number of days elapsed). The Loan shall be amortized over its seven year term.

B.	Commitment Fee. $20,000.00 paid upon execution hereof, prior to any funding of the Loan.

C.

Prepayments; Non-revolving Nature of Loan. The Borrower may at its option prepay the Note, in whole or in part, without penalty, plus accrued interest in the amount prepaid to the date of prepayment. Prepayments are to be applied to principal installments in inverse order of maturity. The Note represents a term loan whereby amounts owed hereunder may be prepaid but not re-borrowed.

D.

Proceeds of the Loan.  The proceeds of the Loan made to the Borrower under this Agreement shall be used by the Borrower to fund the acquisition and merger of PSB Bancshares, Inc. (an Alabama bank holding company whose primary holding is 100% of the common stock of Peoples Southern Bank, Clanton, Alabama (“PSB”)) into the Borrower.

E.	Term. The term of the Loan shall be from October 31, 2018 until October 30, 2025.

III.

Collateral; Security Interest. As security for the payment of the Loan as described herein (and the other “Obligations” as defined in the Pledge Agreement defined herein below), the Borrower has pledged or deposited with Lender and hereby grants to Lender a security interest in the shares of common stock of RB&T (herein referred to as "Pledge Agreement"), described in Exhibit “D” attached hereto (including all cash, stock and other dividends and all rights to subscribe for securities incident to, declared or granted in connection with such shares of common stock) which shares of common stock, together with all additions and substitutions thereafter pledged or deposited with the Lender is the Collateral. Upon the occurrence of any default under this Agreement, Lender shall have the remedies of a secured party under this Agreement, Lender shall have the remedies of a secured party under the Uniform Commercial Code and, without limiting the generality of the foregoing, Lender shall have the right, immediately and without further action by it, to set off against the loan all the money owed by Lender in any capacity to Borrower; and Lender shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such defaults even though such a charge is made or entered on the books of Lender subsequent thereto. The giving of five (5) calendar days’ written notice to the Borrower shall constitute reasonable notice to the Borrower.

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IV.

Conditions of Borrowing.  It shall have been determined prior to funding of the Loan, that the combined Banks’ (consisting of RB&T and PSB) pro-forma Tier I Leverage Ratio is 8% or better and their Classified Asset Ratio is 40% or less and the Borrower shall have furnished the following to the Lender:

(a)

a copy, certified by the Secretary of the Borrower and dated the date hereof, of the resolutions of the board of directors of the Borrower authorizing the borrowings herein provided for and the execution, delivery and performance of this Agreement and the Note, in form and substance satisfactory to the Lender,

(b)	a copy of all approvals from all Lender regulatory agencies with jurisdiction over the Borrower and RB&T for Borrower to acquire the PSB Bancshares, Inc. and PSB,

(c)

a summary copy of the RB&T’s listing of watch list loans, it’s top ten (10) lending relationships and ten (10) largest non-performing assets, which said summary shall also include the loan-to-value ratio and debt service coverage ratio of each loan/NPA included in such summary and Lender shall be permitted to independently review the bank files pertaining to said ten (10) largest NPAs,

(d)	evidenced satisfactory to the Lender that all funds of the Borrower (excluding sums consisting of the Loan proceeds) necessary for the acquisition of PSB have been funded by the Borrower.

V.	Affirmative Covenants. Until payment in full of the Note and interest thereon, the Borrower agrees that it will:

A.

Annual Financial Statements. Borrower agrees to supply to Lender (i) on or before April 30th of each year fully completed, audited, unqualified financial statements on Borrower and its subsidiaries and related management letter to accountants for the recently completed calendar year prepared by an certified public accountant selected by the Borrower that is satisfactory to the Lender in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial position or results of operations of any change in the application of such accounting principles during the year, (ii) the annual operating budget for the Borrower and RB&T within 30 days of board of directors approval, and (iii) quarterly covenant compliance certificates as to the terms and conditions of this Agreement within 20 calendar days following the end of each calendar quarter commencing with the calendar quarter end of December 31, 2018.

B.

Other Information. Upon written request on the part of the Lender, deliver to the Lender promptly such other information about the financial condition and operations of the Borrower and its consolidated subsidiaries as the Lender may, from time to time, reasonably request.

C.

Inspection. The Borrower and RB&T will make available, during normal office hours, for inspection to a duly authorized officer of the Lender, any of its books of account and financial records and any of the books of account and financial records of the consolidated subsidiaries, when so requested.

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D.

Payment of Obligations. Duly pay and discharge, and will cause each of its consolidated subsidiaries to duly pay and discharge, all their respective obligations and liabilities, including taxes, assessments and governmental charges prior to the date on which penalties attach thereto, unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings diligently prosecuted and against which, if requested by the Lender, the Borrower will set up reasonable reserves satisfactory to the Lender.

E.

Corporate Existence. Maintain its corporate existence, continue to engage in business of the same general type as now conducted by it and keep its properties in good repair, working order and condition, and cause each of its consolidated subsidiaries to do the same.

F.

Insurance. Maintain and cause RB&T to maintain, with financially sound and reputable insurance carriers, insurance, in such amounts against such risks, including but not limited to, public liability, property damage and business interruption insurance, as is satisfactory to the Lender, and as is customarily carried by companies engaged in the same or similar business similarly situated, and will upon request of the Lender deliver to it the policies concerned or a schedule of all insurance in force. Upon failure of the Borrower or RB&T to maintain adequate insurance, the Lender may obtain such policies it deems necessary as long as the face value of such policies is consistent with the actual value of the assets to be covered, and the Borrower agrees that the cost thereof may be added to the principal of the Loan.

G.

Notice. Promptly notify the Lender in writing of (i) any litigation, proceeding or action by any regulator that will restrict the ability of RB&T to pay dividends, (ii) any litigation or proceeding brought against the Borrower or any of its consolidated subsidiaries which, if adversely determined, would have a material adverse effect on the financial condition, business or operations of the Borrower or any of its consolidated subsidiaries, and shall, if requested by the Lender, set up such reasonable reserves as are satisfactory to the Lender, and (iii) the occurrence of any Event of Default hereunder of any event or condition which, with notice or lapse of time, or both, would constitute such an Event of Default.

H.	Financial Ratios. At all times during the term of the Loan, the Borrower or RB&T, as the case may be, shall comply with the following:

1.	RB&T shall maintain a Classified Assets to Tier 1 Capital + ALLL not to exceed 40% (measured quarterly).

2.	RB&T shall maintain a Tier I Leverage Ratio of at least 8%.

3.	RB&T shall maintain a Total Risk-Based Ratio of at least 12%.

4.

Borrower shall maintain a fixed charge coverage ratio of at least 1.3:1 times, to be tested on an annual basis, based on the fiscal year end financials.  The ratio is defined as RB&T’s annual net profit after taxes minus any gains on sale of securities, minus Borrower shareholder distributions, all divided by the Borrower’s annual fixed charges.  (Fixed charges are defined as the sum total of Borrower’s operating expenses and all debt service payments).

For purposes of this Section V. Paragraph H. the ratios set forth in subsections 1, 2, and 3 above shall each be tested quarterly. The ratio set forth in subsection 4 above shall be tested annually at Borrower’s fiscal year end.

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I.	Financial Covenants. At all times during the term of the Loan, the Borrower shall comply with the following:

1.

Neither the Borrower nor RB&T shall be a party to or under any investigation with respect to any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or a party to any commitment letter or similar undertaking to, or subject to any directive by, or have been a recipient of any supervisory letter from, or have adopted any board resolutions at the request of, any Regulatory Agency (other than civil fees and flood type violations). A Regulatory Agency means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to the Borrower or any of its subsidiaries.

2.

Beginning October 31, 2018, Borrower shall maintain at least TWO MILLION DOLLARS AND NO/100 ($2,000,000.00) in liquid assets (e.g., cash and marketable securities) at all times during the term of the Loan.

J.	Governmental Laws. Comply, and cause each of its consolidated subsidiaries to comply, in all material respects, with all applicable governmental laws and regulations.

VI.

Negative Covenants. Until payment in full of the Note and interest thereon the Borrower agrees that, without prior written approval of the Lender, which approval will not be unreasonably withheld, it will not:

A.

Contingent Liabilities. Guarantee, endorse or become liable, directly or indirectly, contingently or otherwise, for the obligations of others (except by the endorsement of negotiable instruments payable at sight for deposit or collection) or become a party to any suretyship, guaranty or other similar type agreement, nor permit any consolidated subsidiary to do the same  (except as may be provided for herein).

B.	Other Debts. Except for a debt incurred for the purpose of fully repaying the Loan, hereafter create or assume any liability for money borrowed or the equivalent.

C.

Disposal of Assets. Sell, lease, convey or otherwise dispose of any of its assets or property except for the sale of mortgages in the secondary market or other banking transactions in the usual course of business, nor permit RB&T to do the same; provided, however, should the Borrower or RB&T propose to sell certain real estate interests, which it or they own or at any time during the term hereof use to conduct business operations, but is not then required for the successful conduct of its business, they may do so at prices consistent with the then existing market values.

D.

Retirement of Term Debt. Retire, or permit RB&T to retire, any long term or funded debt entered into prior to or subsequent to the date of this Agreement, at a date in advance of its legal obligation to do so, other than retirement of the Treasury Securities and the debt evidenced by the Note.

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E.

Encumbrances. Create or permit, or permit RB&T to create or permit, to exist against any of their respective assets now owned or hereafter acquired, any pledge, mortgage, lien, encumbrance, or security interest of any kind whatsoever except:

1.	existing liens evidenced by Exhibit “A”;

2.	security interests in favor of the Lender which is required by this Agreement;

3.	liens for taxes being contested in good faith;

4.	liens accruing under provisions of the law in connection with employee benefits; and

5.	transactions in the normal course of banking business, including but not limited to securing public deposits, secured borrowing at the discount window and repurchase agreements.

F.

Investments. Make, or permit any consolidated subsidiary to make, investments in any other company or entity, except: (i) as permitted by this Agreement and (ii) investments made by RB&T in the ordinary course of business.

G.	Conduct of Business. Make, nor permit any consolidated subsidiary to make, material changes in the general conduct of their respective business.

H.

Dividends, Stock Purchases, etc. Directly or indirectly declare, order, pay or make any cash dividend distribution on account of any shares of its capital stock of any class now or hereafter outstanding, if such transaction will cause the Borrower to not be in compliance with any of its obligations under this Agreement. Redeem, purchase or otherwise acquire any shares of its capital stock of any class now or hereafter outstanding, if such transaction will cause the Borrower to not be in compliance with of any of its obligations under this Agreement.

I.	Acquisition of Assets. Acquire or transfer assets from any consolidated subsidiary that would cause the Borrower to not be in compliance with the ratios in Section V, Paragraph H.

J.

Merger or Sale. Become a party to, or permit RB&T to become a party to, a sale, a merger, or a consolidation with any other company or sell all or substantially all of their assets, except (i) a merger with a consolidated subsidiary in which the Borrower is the surviving company   (ii) a merger or consolidation of two or more subsidiaries of Borrower with each other or (iii) where the Loan is to be paid in full as a condition of the sale, merger or consolidation.

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VII.

Events of Default. It shall be considered an Event of Default under this Agreement if: (i) the Borrower fails to pay any interest or principal within ten (10) calendar days of the day when due under the terms of the Note; (ii) the Borrower or consolidated subsidiary fails to pay any other indebtedness of the Borrower or any consolidated subsidiary to the Lender within twenty (20) calendar days of due date; (iii) any covenant, condition or provisions, contained in Section V or VI hereof shall be breached or defaulted and such breach or default shall continue unremedied for a period of thirty (30) calendar days after the occurrence thereof; (iv) any covenant, condition or provision elsewhere contained in this Agreement shall be breached or defaulted by the Borrower and such breach or default shall continue unremedied for a period of thirty (30) calendar days after written notice thereof shall have been given to the Borrower by the Lender; (v) any covenant, condition or provision contained in any other agreement is breached or defaulted by Borrower or any consolidated subsidiary the effect of which is to permit any indebtedness of the Borrower of any consolidated subsidiary to become due prior to its stated maturity; (vi) any representation or warranty made by the Borrower in this Agreement or any certificate, financial or other statement furnished by the Borrower pursuant hereto shall prove to be false in any material respect at the time when made;  (vii) any proceeding or action is commenced by or against the Borrower or any of its consolidated subsidiaries in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under any federal or state bankruptcy or insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debtor or any similar act or law and such action is not stayed within thirty (30) days of the filing thereof, (viii) any judgment shall be entered against the Borrower or any of its consolidated subsidiaries, or any attachment shall be made against any property of the Borrower or any of its consolidated subsidiaries, if such judgment or attachment is in excess of $25,000.00 when entered or made, and if the same remains unappealed, undischarged, unbounded, or undismissed for a period of thirty (30) calendar days, or (ix) the Borrower shall be in breach or in default of any non-payment related covenant, condition, or provisions contained in the Note, the Pledge Agreement or any other agreement between the Borrower and the Lender and such default remains uncured or unremedied for a period of thirty (30) calendar days after the occurrence thereof. Upon any Event of Default hereinabove, the Lender may elect after thirty (30) calendar days’ notice to cure such default, except that as to (i), (ii) and (vi) above there are no days to cure, to (i) make immediately due and payable all sums owned to the Lender hereunder and under the Note without demand, presentment, protest or notice of any type, all of which are hereby expressly waived, and/or (ii) require the Borrower to pledge additional collateral to the Lender as security for the payment of such sums, from the Borrower’s assets and properties, the acceptability and sufficiency of such collateral to be determined solely by the Lender. The rights and remedies provided in the Loan Documents are cumulative, concurrent and not exclusive of any rights or remedies provided by law, and may be pursued separately, successively or together against any Borrower, any property encumbered by the Loan Documents or any part or parcel thereof, any other collateral, or any one or more of them, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise, all to the maximum extent permitted by the laws of the State of Florida.

VIII. Miscellaneous.

A.	Indirect Acts. Any act which the Borrower is prohibited from doing hereunder shall not be done indirectly through a consolidated subsidiary or by any other indirect means.

B.

No Waiver. Neither the failure nor any delay on the part of the Lender to exercise any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

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C.

Severability.  In case any one or more of the provisions contained in the Agreement or the Note shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in the Note and this Agreement shall not in any way be affected or impaired thereby, and this Agreement and the Note shall otherwise remain in full force and effect.

D.

Applicable Law. This Agreement and the Note and the rights and obligations of the parties hereunder, and under the Note and any other instruments or documents issued hereunder shall be construed and interpreted in accordance with the laws of the State of Florida and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, provided, however, that no rights or obligations under this Agreement may be assigned or transferred by the Borrower without the prior written consent of the Lender.

E.

Holidays.  Whenever any payment to be made hereunder shall be stated to be due on a Saturday, Sunday or a public holiday under the laws of the State of Florida, such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

F.

Waiver.  The Lender may, by written notice to the Borrower, at any time and from time to time, waive any Event of Default hereunder. Any such waiver shall be for such period and subject to such conditions as shall be specified in any such notice, but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

G.

Expense. The Borrower agrees to pay, or reimburse the Lender for, actual out-of-pocket expenses (including legal fees) incurred by the Lender in connection with the preparation of, the enforcement of, or the preservation of any rights under this Agreement and the Note.

H.

Counterparts; Effective Date.  This Agreement may be signed in any number of separate counterparts, no one of which need contain all of the signatures of the parties, and as many of such counterparts as shall together contain all of the signatures of the parties shall be deemed to constitute one and the same instrument.  A set of counterparts of this Agreement signed by all parties hereto shall be lodged with Lender. This Agreement shall become effective upon the receipt by Lender of signed counterparts of this Agreement from each of the parties hereto or telex confirmation of the signing of counterparts of this Agreement by each of the parties hereto.

I.

Participations.  Borrower recognizes that Lender may enter into a participation agreement with other financial institutions, including one or more banks or other lenders, whereby Lender will allocate a portion of the Loan contemplated hereunder.  For the benefit of such other banks and lenders, Borrower agrees that such other banks and lenders shall have the same rights of set off against Borrower granted Lender in Section III hereof. Upon the written request of Borrower, Lender will advise Borrower of the names of any participants and the extent of their interest herein.

J.

Venue.  The parties hereto agree that venue for any and all actions, suits, or other legal proceedings arising under the Loan Documents or related thereto shall lie in the appropriate court of competent jurisdiction in Polk County, Florida.

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K.

Complete Agreement.The Loan Documents contain the final, complete, and exclusive expression of the understanding of Borrower and Lender with respect to the transactions contemplated by the Loan Documents and supersede any prior or contemporaneous agreement or representation, oral or written, by or between the parties related to the subject matter hereof.

L.

Relief from Automatic Stay.  The Borrower hereby agrees that, in  consideration of the Lender funding the Loan, in the event that the Borrower shall: (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the United States Code, as amended ("Title 11"); (ii) be the subject of any order for relief issued under Title 11; (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to insolvency or bankruptcy, or other relief from creditors for debtors;  (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator; or (v) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to insolvency or bankruptcy, or other relief from creditors for debtors, the Lender shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of Title 11, or otherwise, on or against the exercise of the rights and remedies otherwise available to the Lender under this Loan Agreement and the Loan Documents, and as otherwise provided by law.

M.

No Claims/Set Off, Etc. The Borrower acknowledges by the execution hereof that as of the date hereof all principal and interest evidenced by the Note through the date of this Agreement are unconditionally due and owing to the Lender as provided in the said Note and that the Borrower has no actions, defenses, demands and/or claims of set-off or deduction whatsoever, against (a) the Lender, or (b) the indebtedness evidenced by the Note and owed to the Lender, or (c) the Pledge Agreement. Furthermore, the Borrower acknowledges that, as of the date hereof, the Lender has in no way defaulted or performed any act or omission under the Note, the Pledge Agreement or the other Loan Documents or any other agreements between the Borrower and the Lender which would give rise to any action or actions, cause or causes of actions, suits, debts, sums of money, damages, claims, costs, expenses and or demands whatsoever, in law or in equity or otherwise, by the Borrower against the Lender.

N.

WAIVER OF RIGHT TO JURY TRIAL.   BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT AND MAKING THE LOAN OR EXTENSION OF CREDIT EVIDENCED BY THE NOTE.

O.

Notices. All notices, requests, and demands to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mail, certified and postage prepaid, addressed as follows or to such other address as may hereafter be designated in writing by the respective parties hereto:

04620366.210

The Borrower:

RIVER FINANCIAL CORPORATION

2611 Legends Drive

Prattville, AL  36066

Attention: James M. Stubbs, President & C.E.O.

The Lender:

CENTERSTATE BANK, N.A.

1101 1st Street South

Winter Haven, Florida 33880

Attention: Ted A. Hicks, Vice President

P.	Definitions. The following definitions shall be used when calculating the ratios in Section V Paragraph H.

1. Tier I Leverage Ratio = the ratio of Tier 1 capital to total assets, as calculated under Part 324 of Title 12 Code of Federal Regulations.

2.Tier 1 Capital = the meaning given to such term as set forth in 12 CFR Section 324.2 and any successor regulation.

3.	Total Risk-Based Ratio = the meaning given to such term as set forth in 12 CFR Section 324.2 and any successor regulation.

4.	Classified Assets = nonperforming assets, plus loans classified as “substandard” or lower as such terms maybe defined in 12 CFR Section 324.2.

5.ALLL= allowance for loan losses computed in accordance with generally accepted accounting principles, applied on a consistent basis.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

04620366.211

IN WITNESS WHEREOF, Borrower and Lender have caused these presents to be executed by their proper officers under due corporate authority, and their corporate seals to be affixed, as of the day and year first above written.

“BORROWER”

RIVER FINANCIAL CORPORATION,

an Alabama corporation

By:/s/ James M. Stubbs

James M. Stubbs, President & C.E.O.

(CORPORATE SEAL)

“LENDER”

CENTERSTATE BANK, N.A.,

a national banking association

By:/s/ Ted A. Hicks

Ted A. Hicks, Vice President

04620366.212

PROMISSORY NOTE

$27,000,000.00October 31, 2018

FOR VALUE RECEIVED, the undersigned, RIVER FINANCIAL CORPORATION, an Alabama corporation (the "Borrower"), promises to pay to the order of CENTERSTATE BANK, N.A., a national banking association (the "Lender"), in lawful money of the United States of America and in immediately available funds, the principal amount of TWENTY SEVEN MILLION AND 00/100 DOLLARS ($27,000,000.00), or such lesser principal amount, as may then constitute the unpaid aggregate principal amount of the Loan made by the Lender to the Borrower pursuant to the Loan and Security Agreement (defined herein below) on each designated installment payment date provided in the Loan Agreement, the “Maturity Date” (as defined in the Loan Agreement).  This Promissory Note represents a term loan; thus, any and all sums advanced hereunder must be repaid and may not re-borrowed.

The Borrower further agrees to pay interest, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in Section II, A of the Loan Agreement, and after the occurrence of an Event of Default, as otherwise specified in the Loan Agreement.

If any payment of this Note becomes due and payable on a day other than a business day, the maturity thereof shall be extended to the next succeeding business day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is the “Note” referred to in that certain Loan and Security Agreement, dated as of the date hereof (as amended, restated, modified or supplemented from time to time, the "Loan Agreement"), by and between the Borrower and the Lender. This Note is subject to, and entitled to, all provisions and benefits of the Loan Agreement (including all indemnities contained therein) and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein and not defined shall have the respective meanings given such terms in the Loan Agreement. The Loan Agreement, among other things, provides for the making of a loan by the Lender to Borrower from time to time in an amount not to exceed at any time outstanding the dollar amount first above mentioned.

Upon the occurrence and during the continuance of any one or more of the Events of Default specified in the Loan Agreement, the Lender or any other holder of this Note shall have the right, in addition to its rights under applicable law and the Loan Agreement, to take any and all of the following actions, to enforce its claims against Borrower: (a) declare the Loan immediately due and payable without presentment, demand, protest or any other action or obligation of the Lender; and (b) immediately terminate any commitment to fund additional sums under the Loan Agreement.

This Note shall be entitled to the benefits of the Loan Agreement and to the other Loan Documents (to the extent and with the effect as therein defined and provided).

The Borrower hereby waives presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

THE VALIDITY, INTERPRETATION, AND ENFORCEMENT OF THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

THE BORROWER ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN THE BORROWER AND THE LENDER WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT.  ACCORDINGLY, BY EXECUTION OR ACCEPTANCE HEREOF, AS THE CASE MAY BE, THE LENDER AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN

ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER ARISING OUT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH THE COLLATERAL OR ANY LIEN OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE BORROWER AND THE LENDER OF ANY KIND OR NATURE.

THE BORROWER AND THE LENDER EACH HEREBY AGREE THAT THE CIRCUIT COURT IN AND FOR POLK COUNTY, FLORIDA AND THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER AND THE LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS NOTE, THE LOAN AND SECURITY AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM OR THE COLLATERAL. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE LENDER FOR THE ENFORCEMENT BY THE LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF.

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IN WITNESS WHEREOF, the undersigned hereby executes this Note under seal as of the date written above.

“BORROWER”

RIVER FINANCIAL CORPORATION,

an Alabama corporation

By:/s/ James M. Stubbs

James M. Stubbs, President & C.E.O.

(CORPORATE SEAL)

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PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (herein “Agreement”) made and entered into this 31st day of October, 2018, by and between RIVER FINANCIAL CORPORATION, an Alabama corporation (herein “Pledgor” or “Borrower” and/or “Pledgor”), having an address of 2611 Legends Drive, Prattville, AL  36066 and CENTERSTATE BANK, N.A., a national banking association (herein “Bank”), having an address of 1101 1st Street South, Winter Haven, Florida 33880.

RECITALS:

A.Pledgor has requested Bank to make a term loan to Pledgor in the principal amount of $27,000,000.00 (the “Loan”) the terms of which are governed by that certain Loan and Security Agreement by and between the Pledgor/Borrower and the Bank dated the date hereof (the “Loan Agreement”).

B.As a condition for Bank making the Loan to Pledgor, Pledgor is required to secure payment thereof by a pledge of shares of stock (the “Pledged Instruments”).

C.Pledgor has executed and delivered to Bank a Promissory Note in the principal amount of the Loan (the “Note”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and in order to induce Bank to make the Loan to Pledgor and in consideration of other Loan, advances and extensions of credit, and renewals and modifications thereof, made or to be made by Bank to Pledgor, the parties hereto agree as follows:

SECTION 1. PLEDGE. To secure the payment and performance of the Obligations described in Section 2 below, Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto Bank and grants to Bank a security interest in (in each case, for the benefit of Bank and any other holder or holders of the Obligations described in Section 2) the following:

(A)The Pledged Instruments hereinafter described and the certificates, if any, representing the Pledged Instruments, and all cash, securities, dividends, options, rights, warrants, interest, notes and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Instruments:

100% of the issued and outstanding stock (consisting of 3,043,612 shares) of RIVER BANK AND TRUST, an Alabama banking corporation, represented by Share Certificate No. 885; and

(B)All securities which Pledgor may be entitled to, in substitution for, or in addition to any of the foregoing, and all certificates and instruments representing or evidencing such securities, together with the interest coupons (if any) attached thereto, and all cash, securities, interest, dividends, options, rights, warrants, notes and other property at any time and from time to time received, receivable, deposited to the account of Pledgor with the Issuer or with a financial intermediary or otherwise distributed in respect of or in exchange for any or all thereof.

All of the foregoing together with any products of proceeds thereof being herein collectively called the “Pledged Collateral”.

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SECTION 2. SECURITY FOR OBLIGATION. This Agreement secures the payment and performance of:

(A)The due and punctual payment of the Note including any renewals, extensions, modifications or changes in the form of indebtedness, together with accrued interest thereon and all other agreements executed in conjunction with the Loan and extension of credit evidenced by the Note (and all renewals, extensions, modifications, or changes in the form thereof);

(B)The full and prompt payment of all other obligations of Borrower to Bank, whether now existing or hereafter arising, whether direct or indirect, contingent or absolute;

(C)All other obligations, debts, and liabilities of Pledgor arising out of, in connection with or relating to this Agreement or other obligations of Borrower to Bank (and all renewals, extensions, and modifications thereof);

(D)All reasonable costs and expenses, including without limitation, reasonable attorney fees (including in-house legal counsel), paralegal fees and costs incurred by Bank in connection with the preparation and administration of this Agreement and enforcement of any of the rights of Bank hereunder whether incurred prior to or on any trial, appellate proceedings, any proceedings in bankruptcy or any post judgment proceedings;

(E)All indebtedness, liabilities and obligations arising or in connection with the Loan between Borrower/Pledgor and Bank and any other documents executed in conjunction with the Loan; and

All of the foregoing shall constitute the “Obligations” secured hereby.

SECTION 3. REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants as follows:

(A)Pledgor is the legal and beneficial owner of the Pledged Collateral, free and clear of all liens, security interests, charges and encumbrances of every kind and nature; each share of stock, bond, promissory note or other type of security comprising the Pledged Collateral is duly authorized, validly issued, fully paid and non-assessable; and Pledgor has legal title to the Pledged Collateral and good right and lawful authority to pledge, assign and deliver the Pledged Collateral in the manner hereby contemplated;

(B)The execution and delivery of this Agreement and the performance of its terms will not result in any violation of any provision of the articles of incorporation or by-laws of the issuer of any Pledged Collateral, or any other agreement, the subject of which is the Pledged Collateral;

(C)When other or substituted Pledged Collateral is pledged hereunder, Pledgor will be the legal and beneficial owner of such Pledged Collateral, free and clear or all liens, security interests, charges and encumbrances of every kind and nature; and each share of stock, bond, promissory note or other type of security comprising such Pledged Collateral will have been duly authorized, validly issued and be fully paid and non-assessable;

(D)This Agreement constitutes a legal, valid and binding obligation of Pledgor and upon delivery of the Pledged Instruments to Bank or its agents, or if the Pledged Instruments are in possession of a financial intermediary when it makes book entry or otherwise identifies the Pledged Instruments as being subject to Bank’s security interest, or if the Pledged Instruments are uncertificated, upon registration of the pledge with the issuer of the Pledged Instruments, this Agreement shall create a valid first lien upon and a perfected security interest in the Pledged Instruments and the proceeds thereof, subject to no prior security interest, lien charge, encumbrance or agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which constitute the Pledged Collateral;

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(E)(i) That all certificates and instruments evidencing the Pledged Collateral and delivered to Bank hereunder shall be accompanied by proper instruments of assignment and/or stock and/or bond powers executed by Pledgor in accordance with Bank’s instructions with Pledgor’s signature guaranteed by a national bank or a firm that is a member of the New York Stock Exchange; and (ii) that with respect to any of the Pledged Collateral represented by uncertificated securities or registered in the name of or in the possession of a financial intermediary, Pledgor shall execute all such written notices or instructions to the issuer of financial intermediary for such Pledged Collateral as Bank may deem necessary or desirable in order to perfect and maintain the security interest in same

SECTION 4. COVENANTS OF PLEDGOR. Pledgor hereby covenants that until all of the Obligations to Bank have been satisfied in full:

(A)It will NOT: (i) sell, convey or otherwise dispose of any of the Pledged Collateral or any interest therein or create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Pledged Collateral or the proceeds thereof, other than that created hereby; or (ii) if the Pledged Collateral is a security not traded in an established market, consent to or approve the authorization and issuance of:

(1)	Any additional shares of any class of capital stock in the issuer of the Pledged Collateral,

(2)

Any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for any such shares of corporate stock; and

(3)	Any warrants, option, rights or other commitments entitling any person to purchase or otherwise acquire any such shares of corporate stock.

(B)It will: (i) at its own expense, defend Bank’s right, title, and security interest in and to the Pledged Collateral against the claims of any person, firm, corporation or other entity; (ii) pay promptly when due all taxes, assessments and charges affecting the Pledged Collateral; (iii) procure, execute, and deliver from time to time any endorsement, assignment, financing statement, and other writing deemed necessary or appropriate by Bank to perfect, maintain and protect the security interest granted hereunder and the priority thereof; and (iv) promptly pay to Bank the amount of all costs and expenses of Bank, including but not limited to, reasonable attorneys’ fees incurred by Bank in connection with this Agreement and the enforcement of the rights of Bank hereunder.

SECTION 5. AUTHORIZED ACTION BY BANK.

(A)Upon an Event of Default, Pledgor is deemed to appoint Bank as Pledgor’s attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Bank may deem necessary or advisable to accomplish the purposes hereof, which appointment shall be irrevocable and coupled with an interest.

(B)Bank shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the certificates or instruments representing or evidencing the Pledged Collateral, which may be held (in the discretion of Bank) in the name of Pledgor, endorsed, and assigned in blank or in favor of Bank, or in the name of Bank or any nominee or nominees of Bank or a sub-agent appointed by Bank.

So long as no Event of Default has occurred, Bank shall deliver promptly to Pledgor, upon written demand from Pledgor, all notices statements, or other communications received by Bank or its nominee as registered owner, such proxy or proxies to vote and take action with respect to the Pledged Collateral that is not otherwise prohibited by the provisions of this Agreement.

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SECTION 6. INCOME.

(A)So long as there is no occurrence of an Event of Default, or any such event which with the giving of notice or lapse of time or both would become an Event of Default, shall occur and be continuing, Pledgor shall be entitled to receive and retain any and all ordinary cash dividends and regularly scheduled interest payable on the Pledged Collateral, but any and all stock and/or liquidating dividends, distributions in property, returns of capital or other distributions made on or in respect of the Pledged Collateral, are to be held as additional Pledged Collateral subject to the terms of this Agreement;

(B)Upon the occurrence and during the continuance of an Event of Default, or any such event which with the giving of notice or lapse of time or both would become an Event of Default, shall occur and be continuing, Pledgor shall be entitled to receive and retain any and all ordinary cash dividends and regularly scheduled interest payable on the Pledged Collateral, but any and all stock and/or liquidating dividends, distributions in property, return of capital or other distribution made on or in respect of the Pledged Collateral, are to be held as additional Pledged Collateral subject to the terms of this Agreement;

(C)Upon the occurrence and during the continuance of Event of Default, or an event which with the giving of notice or lapse of time or both would become an Event of Default, all right of Pledgor to receive the ordinary cash dividends and regularly scheduled interest payable on the Pledged Collateral pursuant to Section 6(A) shall cease, and all such rights shall thereupon become vested in Bank. Any and all money and other property paid over to or received by Bank pursuant to the provisions of this Section 6 (C) shall be retained by Bank as part of the Pledged Collateral and applied to such Obligations of Pledgor and in such order as Bank shall determine in its sole discretion.

SECTION 7. EVENTS OF DEFAULT. If the Pledged Collateral shall at any time become unsatisfactory to Bank, or if Bank shall at any time deem itself insecure, or upon the happening of any of the following events, or the occurrence of an event of default as defined in the Note, or any other written agreement between Bank and Pledgor or Bank and Borrower, or a breach in any material respect of any representation, warranty, or covenant of Pledgor contained in this Agreement shall have occurred and be continuing, each of which shall constitute a default hereunder (herein referred to as an “Event of Default’), then Bank shall have the right as to Pledgor, and notwithstanding that Borrower may not be in default of the Loan or any other Obligation to Bank, to deem all Obligations of Pledgor to Bank, at the option of Bank, without notice or demand, due and payable:

(A)Failure of Borrower to pay in full, when due, whether at maturity or acceleration, any principal installment of the Note or interest installment thereon;

(B)A default or an event of default as defined in the Note, the Loan Agreement or other evidence of an Obligation held by Bank should occur and not be remedied within any cure period, if any, provided in such Note or other evidence of an Obligation;

(C)Any material default shall occur on the part of Pledgor in the due observance or performance of any covenant, agreement or other provision of this Agreement, or any other document, agreement or instrument executed and delivered in connection with this Agreement;

(D)The issuing of any attachment, levy of execution, garnishment or other judicial process against any of the Pledged Collateral,

(E)Pledgor or Borrower shall (i) have an order for relief entered with respect to it under the United States Bankruptcy Code; (ii) not pay, or admit in writing its inability to pay its debts generally as they become due; (iii) make an assignment for the benefit of creditors; (iv) apply for, seek, consent to, or acquiesce in the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property; (v) institute any proceeding seeking an order for relief under the United States Bankruptcy Code or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or fail to file an answer or

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other pleading denying the material allegations of any such proceeding filed against it; (vi) be “Insolvent” as such term is defined in the United States Bankruptcy Code; (vii) have concealed, removed, or permitted to be concealed or removed, any part of its properties or assets, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent assets, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; (viii) take any corporate action to authorize or effect any of the foregoing actions set forth in this subsection, or (ix) fail to contest in good faith any appointment or proceeding described in any subsection;

(F)Without the application, approval or consent, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Pledgor or Borrower or any part of its property or a proceeding described in subsection (E)(v) shall he instituted against Pledgor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty (30) consecutive days;

(G)Pledgor further grants a security interest in any of the Pledged Collateral;

(H)Pledgor fails to do all things necessary to preserve and maintain the value and collectability of the Pledged Collateral, including, but not limited to, the payment of taxes and premiums on policies of insurance on the due date without benefit of the grace period, and

(I)Failure of Pledgor after request by Bank, to furnish financial information or to permit Inspection of Pledgor’s books and records, which failure shall continue uncured for ten (10) calendar days after Bank provides notice of such default to Pledgor.

SECTION 8. REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default, then, in addition to having the right to exercise any rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of Florida, or any other applicable statute or rule of law or equity, Bank may, in its sole discretion, foreclose or otherwise enforce Bank’s security interest in the Pledged Collateral (without resorting to any other property or proceeding against any other party primarily or secondarily liable under or securing the Loan) in any manner permitted by law or provided for in this Agreement, sell the Pledged Collateral, or any part thereof, at any public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery, as Bank shall deem appropriate. To the extent that notice of sale shall be required to be given by law, Bank shall give Pledgor at least (5) business days’ written notice of Bank’s intention to make any such public or private sale or sale at any broker’s board or on any such securities exchange. Notwithstanding the foregoing, Pledgor recognizes that Bank may be unable to effect a public sale of all or part of the Pledged Collateral and maybe compelled to resort to a private sale to a restricted group of purchasers. Pledgor acknowledges that any such private sale maybe at prices and on terms less favorable than those of public sale, and agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that Bank has no obligation to delay sale of any Pledged Collateral to permit the issuer thereof to register it for public sale under any applicable laws Pledgor hereby acknowledges that sale of the Pledged Collateral by any methods described in this Section 8 would constitute a commercially reasonable disposition thereof within the meaning of the Uniform Commercial Code as in effect in the State of Florida

SECTION 9. APPLICATION OF PROCEEDS OF SALE. The proceeds of Pledged Collateral sold pursuant to Section 8 herein shall be applied by Bank as follows:

(A)First, to the payment of the costs and expenses of such sale, including the out-of-pocket expenses of Bank and the reasonable fees and out-of-pocket expenses of counsel employed in connection with enforcing its right under this Agreement;

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(B)Second, to the payment or prepayment of the Note, with proceeds to be applied to interest accrued and unpaid to the date of application, then in payment of principal of the Note and thereafter to the payment or prepayment of any other Obligations of Borrower and Pledgor to Bank in such order as Bank may determine in its sole discretion; and,

(C) Third, the balance (if any), of such proceeds shall be paid to Pledgor, its successors or assigns, or as a court of competent jurisdiction may direct.

SECTION 10. NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of Bank to exercise, and no delay in exercising, any right power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by Bank preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided bylaw.

SECTION 11. EXTENT OF OBLIGATION. Pledgor hereby agrees that from time to time, without notice or demand and without affecting or impairing in anyway the rights of Bank with respect to the Pledged Collateral or the Obligations of Pledgor hereunder, Bank may:

(A)Renew, compromise, extend, accelerate or change the time for payment or the terms of the Obligations secured hereby, or any part thereof

(B) Exchange, enforce, waive, release apply and direct the order or manner of sale of any and all collateral for the Obligations, including, without limitation, in the case of foreclosure after the occurrence of an Event of Default hereunder, the Pledged Collateral, as Bank, in its sole discretion, may determine; and/or

(C)Release or substitute Borrower or any one or more endorsers. Pledgor waives any right to require Bank to (a) proceed against Borrower; (b) proceed against or exhaust any security held for the Obligations, or (c) pursue any other remedy whatsoever. Pledgor waives any defense based upon or arising out of disability or other defense or the cessation of liability of either Borrower or any other person, and, until payment in full of the Obligations, waives any right of subrogation or right to proceed against Borrower or any other person or to participate in any security for the Obligations. Pledgor hereby acknowledges and agrees that Bank may foreclose on any security held by it by one or more judicial or nonjudicial sales, or exercise any other right or remedy it may have against Borrower or Pledgor or any security held by it for the Obligations without affecting or impairing in anyway the rights of Bank with respect to the Pledged Collateral or the Obligations of Pledgor hereunder, Pledgor waives any defense arising out of any such election by Bank, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Pledgor against Borrower or any such security.

SECTION 12. TERMINATION. This Agreement shall terminate when the Note and all other Obligations of Borrower to Bank have been fully paid and performed, at which time Bank shall reassign and redeliver, without recourse upon or warranty by Bank and at the expense of Pledgor, such of the Pledged Collateral (if any) still held by it hereunder, together with appropriate instrument(s) of reassignment and release.

SECTION 13. NOTICES. Any written notice, demand or request that is required to be made in any of the Loan Documents shall be served in person, or by registered or certified mail, return receipt requested, or by express mail or similar service, addressed to the party to be served at the address set forth in the first paragraph hereof.  The addresses stated herein may be changed as to the applicable party by providing the other party with notice of such address change in the manner provided in this paragraph.  In the event that written notice, demand or request is made as provided in this paragraph, then in the event that such notice is returned to the sender by the United States postal system or the courier service because of insufficient address or because the party has moved or otherwise, other than for insufficient postage or payment to the courier, such writing shall be deemed to have been received by the party to whom it was addressed three (3) calendar days after such writing was initially placed in the United states postal

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system or one (1) calendar day after it was deposited with the courier service with the postage or cost thereof prepaid in full by the sender.

SECTION 14. DEGREE OF CARE. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, Bank shall have no duty or liability to preserve the right pertaining thereto including but not limited to the failure or refusal to exercise any conversion, options, or warrants, present any Pledged Collateral for redemption, sell any of the Pledged Collateral at the request of Pledgor, and is relieved of all responsibility to Pledgor.

SECTION 15. BINDING AGREEMENT. This Agreement and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, Bank and to each holder of the Note, and their respective successors and assigns.

SECTION 16. MISCELLANEOUS. The Recitals are hereby incorporated herein by reference and made a part hereof. Neither this Agreement nor any provisions hereof may be amended, modified, waived, discharged or terminated orally, nor may any of the Pledged Collateral be released except by an instrument in writing duly signed by or on behalf of Bank hereunder (which signing may be done only upon the request or with the concurrence of Bank). The Section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Agreement. This Agreement embodies the entire agreement between the parties concerning the matter dealt with herein and supersedes all prior agreements or understandings as may relate to the proposed transaction completed hereby.

SECTION 17. SEVERABILITY. In case any lien, security interest or other right of any party hereto shall be held to be invalid, illegal or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other lien, security interest or other right granted hereby.

SECTION 18. WAIVER OF VENUE; JURISDICTION. Pledgor hereby waives any plea of jurisdiction or venue as not being a resident of Polk County Florida where suit is instituted and hereby specifically authorizes any action brought upon the enforcement of this Agreement by Bank to be instituted and prosecuted in either the Circuit Court of Polk County in the State of Florida or the United States District Court situated in the State of Florida at the election of Bank and submits to the jurisdiction of such Court.

SECTION 19. EFFECTIVENESS. The terms “Pledgor”, “Borrower’ and the ‘Bank” as used herein shall include all parties to this instrument, legal representatives and the successors and assigns of a corporation.

SECTION 20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to principles of conflict of laws, regardless of the citizenship, residency, location or domicile of Pledgor.

SECTION 21. WAIVER OF JURY TRIAL. BANK AND PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY, THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK ENTERING INTO THIS AGREEMENT.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

“PLEDGOR/BORROWER”

RIVER FINANCIAL CORPORATION,

an Alabama corporation

By:/s/ James M. Stubbs

      James M. Stubbs, President & C.E.O.

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ACKNOWLEDGMENT BY ISSUER OF PLEDGE OF SHARES/STOCK

The undersigned issuer, RIVER BANK & TRUST, an Alabama banking corporation (“RB&T” and/or “Issuer”)), hereby acknowledges and agrees that certain securities, consisting of 100% of the issued and outstanding common stock of RB&T held by RIVER FINANCIAL CORPORATION, an Alabama corporation (the “Pledgor”), and more particularly described on Exhibit A ("Securities") attached hereto and incorporated herein by this reference together with all renewals, extensions, rollovers, reinvestments and proceeds of the securities including without limitation, any other documents or instruments at any time purchased or obtained in replacement, exchange or substitution thereof or with any of the proceeds thereof), and all monies and other proceeds due or becoming due or to become due under any of the foregoing and all sums due or to become due thereon or therefrom by way of dividend, interest, bonus, redemption, repurchase, repayment or otherwise have been assigned for security purposes, pledged and  hypothecated to CENTERSTATE BANK, N.A., a national banking association ("Lender") pursuant to the terms and provisions of the Pledge Agreement ("Pledge Agreement") a copy of which is attached hereto as Exhibit B and incorporated herein by this reference.  Hereafter, all of the foregoing property may be described collectively as the "Collateral."

By the signature of Issuer hereinbelow, Issuer acknowledges its confirmation and agreement that:

(a)the assignment for security purposes, pledge, lien and security interest in favor of Lender in the Securities and the other Collateral is and will be registered in the records of Issuer;

(b)the records of Issuer do not reflect, and Issuer has not received any notice of, any other assignment, conveyance, sale or transfer of or pledge, lien or security interest in the Securities;

(c)Issuer will not take any action to pay, redeem, reinvest, assign, transfer or encumber the Securities or any other Collateral except in accordance with the written instructions of Lender.

(d)the Collateral is not and will not be subject to any present or future assignment for security purposes, pledge, lien, security interest, claim, defense, setoff or counterclaim in favor of Issuer; and

(e)the Pledgor's signatures appearing on the Pledge Agreement have been compared with Issuer's signature records and the same compares favorably therewith, and is sufficient to authorize the renewal, rollover, reinvestment, redemption or other right to payment pursuant to the Collateral, and/or assignment of the Collateral, by Lender in accordance with the terms of such Pledge Agreement.

READ, CONFIRMED AND AGREED TO AS OF OCTOBER 31. 2018:

RIVER BANK AND TRUST,

an Alabama banking corporation  (“Issuer”)

By:/s/ James M. Stubbs

      James M. Stubbs, President & C.E.O.

RIVER FINANCIAL CORPORATION,

an Alabama corporation  (“Pledgor”/”Borrower”)

By:/s/ James M. Stubbs

      James M. Stubbs, President & C.E.O.

04620366.2D-1